Exhibit 99.1

VICI PROPERTIES INC. TO ACQUIRE THREE REGIONAL GAMING PROPERTIES AND ENTER INTO MASTER LEASE AGREEEMENT WITH CENTURY CASINOS, INC.

- Acquiring Regional Gaming Portfolio at an Attractive 9.0% Capitalization Rate -
- Further Diversifying Tenant Roster through Long-Term Relationship with Century Casinos -
- Acquisition Expected to be Immediately Accretive at Closing -

NEW YORK, NY - June 17, 2019 - VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or the “Company”), an experiential real estate investment trust, today announced it has, together with Century Casinos, Inc. (NASDAQ: CNTY) (“Century”), entered into definitive agreements to acquire Isle Casino Cape Girardeau in Cape Girardeau, Missouri, Lady Luck Casino Caruthersville in Caruthersville, Missouri, and Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia, from Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado”) for an aggregate purchase price of approximately $385.0 million in cash. Pursuant to the agreements, VICI Properties will acquire the land and real estate assets of the properties for approximately $278.0 million, and Century will acquire the operating assets of the properties for approximately $107.0 million.

Simultaneous with the closing of this transaction, the Company will enter into a triple-net master lease agreement with Century related to the assets. The master lease will have an initial total annual rent of $25.0 million, for an implied capitalization rate of 9.0%, and an initial term of 15 years, with four 5-year tenant renewal options. The rent coverage ratio in the first year after closing is expected to be approximately 2.1x and the tenants’ obligations under the master lease will be guaranteed by Century.

John Payne, President and Chief Operating Officer of VICI Properties, said, “This transaction demonstrates VICI’s ability to execute accretive acquisitions that bring value to our shareholders, while also diversifying our tenant base and expanding our geographic footprint into a new market, West Virginia. We are excited to partner with Century, as they are expert operators of small to mid-sized regional assets and are beginning their journey of expansion into the U.S. market. Cape Girardeau, Caruthersville and Mountaineer are competitive local assets in stable regional markets and are a great fit for Century’s growing portfolio. The nature of this transaction allows both Century and Eldorado to realize strategic value for their respective shareholders, while also furthering our strategic goals to diversify and grow our portfolio in an accretive manner.”

Isle Casino Cape Girardeau is located in Cape Girardeau, Missouri, approximately 120 miles south of St. Louis, Missouri, overlooking the Mississippi river. The property opened in 2012 and consists of a dockside casino featuring 41,500 square feet of casino space, 863 gaming machines, 20 table games, three dining venues, a pavilion and an entertainment center. The property also includes a wide variety of non-gaming amenities, including an events center.

Lady Luck Caruthersville is a riverboat casino located along the Mississippi River in Caruthersville, Missouri. The property opened in 1995 and consists of a dockside casino featuring 21,000 square feet of casino space, 507 gaming machines, nine table games, two dining venues and a 40,000 square foot pavilion.

Mountaineer Casino, Racetrack and Resort is a hotel, casino, entertainment and live thoroughbred horse racing facility located in New Cumberland, West Virginia, one hour from downtown Pittsburgh, Pennsylvania. The property originally opened in 1951 with the casino opening in 1994 and features a 357-room hotel, approximately 1,486 gaming machines, 36 table games, a poker room, a racetrack and five dining venues.

The transaction is subject to regulatory approvals and customary closing conditions and is expected to close in early 2020. The acquisition is expected to be accretive immediately upon closing and the Company intends to fund the acquisition on a leverage neutral basis through a combination of cash on hand and long-term debt financing.

In addition to this release, the Company has furnished a Transaction Overview presentation, which is available on our website in the "Investors" section, under the menu heading "Events & Presentations."

Kramer Levin Naftalis & Frankel LLP is acting as legal advisor to VICI Properties in connection with the transaction.

About VICI Properties
VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 23 gaming facilities comprising over 40 million square feet and features approximately 15,200 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment Corporation and Penn National Gaming, Inc. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

About Century Casinos, Inc.
Century Casinos, Inc. is an international casino entertainment company that operates worldwide. Century owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Calgary and St. Albert, Alberta, Canada and in Bath, England; and the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada. Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the operator of seven casinos throughout Poland; a 75% ownership interest in each of Century Downs Racetrack and Casino in Calgary, Alberta, Canada and Century Bets! Inc. (“CBS”). CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. Century operates six ship-based casinos under agreements with two cruise ship owners. Century, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. Century continues to pursue other international projects in various stages of development. Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit www.cnty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Important factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Contacts:
Investors@viciproperties.com
(646) 949-4631

or

David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com

Danny Valoy
Vice President, Finance
DValoy@viciproperties.com

Media Contacts:
PR@viciproperties.com
(646) 949-4631

Or

ICR
Phil Denning and Jason Chudoba
Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249

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